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                       [LETTERHEAD OF STEGMAN & COMPANY]

                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors
Essex Corporation

     We consent to the inclusion in Amendment No. 1 to Form S-1 Registration Statement of Essex Corporation of our report dated January 10, 2003, relating to the balance sheet of Sensys Development Laboratories, Inc. as of September 30, 2002 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended September 30, 2002 and 2001.

                                                      /s/ Stegman & Company


Baltimore, Maryland
November 25, 2003